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                                                                     EXHIBIT 8.2


                                                HUNTON & WILLIAMS LLP
                                                RIVERFRONT PLAZA, EAST TOWER
                                                951 EAST BYRD STREET
                                                RICHMOND, VIRGINIA 23219-4074

                                                TEL      804 - 788 - 8200
                                                FAX      804 - 788 - 8218


                                 August 12, 2004



Origen Residential Securities, Inc.
27777 South Franklin Road
Suite 1700
Southfield, Michigan  48034

Ladies and Gentlemen:

         We have acted as counsel to Origen Residential Securities, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of collateralized notes ("Notes") or pass-through certificates (the "Certificates"), issuable in one or more series by separate trusts (each, a "Trust") to be established by the Company. The Certificates of each Trust will be issued pursuant to the form of pooling and servicing agreement, among the company, the trustee to be named therein (the "Trustee"), Origen Servicing, Inc., as servicer and seller, Origen Financial L.L.C., as loan originator, and, if required, a back-up servicer to be named therein (the "Pooling and Servicing Agreement").

         We have reviewed the originals or copies of (i) the Pooling and Servicing Agreement, including the forms of the Certificates annexed thereto;
(ii) the Registration Statement, the prospectus and the related prospectus supplement included therein; and (iii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         Based on the foregoing, we adopt and confirm that the legal conclusions contained in the Registration Statement under the caption "Material Federal Income Tax Consequences" are our opinion as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. We also are of the opinion that, with respect to the issuance of the Certificates of a Trust for which an election to be treated as a real estate mortgage investment conduit ("REMIC") is to be made, if (i) the Company, the Trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the applicable Pooling and Servicing Agreement and certain other documents to be prepared and

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Origen Residential Securities, Inc.
August 12, 2004
Page 2



executed in connection with such transaction, (ii) the Certificates are issued and sold as described in the Registration Statement and the prospectus supplement to be issued in connection with the Trust, and (iii) an election is properly made and filed for the Trust (or designated assets thereof) to be treated as one or more REMICs pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the Trust (or designated assets thereof) will qualify as one or more REMICs, and the Certificates relating to the Trust will be considered to be "regular interests" or the "residual interest" in a REMIC (as designated in the relevant prospectus supplement) on the date of issuance thereof and thereafter, assuming continuing compliance with the REMIC provisions of the Code and any regulations thereunder.

         You should be aware that the above opinions represent our conclusions as to the application of existing law to a transaction as described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams LLP under the caption "Material Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of or any state.

                                                       Very truly yours,


                                                       /s/ Hunton & Williams LLP






                    [H&W Tax Opinion re: REMIC Certificates]